Exhibit 24.1


				IBM
			New Orchard Road
			Armonk, NY 10504


						March 1, 2016



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary; Vice President of Compensation; Director of Executive Compensation; and Manager Executive Compensation Operations; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

E. Barth		_____________/s/ E. Barth___________________

C. Kobialka             _____________/s/ C. Kobialka________________

P.T. Charouk		_____________/s/ P.T. Charouk_______________

M. Clemens		_____________/s/ M. Clemens_________________

C. A. Hall		_____________/s/ C. A. Hall_________________

G. A. Kuehnel		_____________/s/ G. A. Kuehnel______________

L. M. Lalli		_____________/s/ L. M. Lalli________________

N. LaMoreaux		_____________/s/ Nickle LaMoreaux___________

L. Mallardi		____________/s/ L. Mallardi_________________

C.M. Montgomery		____________/s/ C.M Montgomery______________


This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.

				Very truly yours,

				/s/ Mark Fields


				Mark Fields